Exhibit 23.2
CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.
       We hereby consent to the use of our reports dated February 28, 2007 and March 1, 2007 regarding Torch Energy Royalty Trust interest for the year ended December 31, 2006 and to reference to our firm included in this Form 10-K/A.

Netherland, Sewell and Associates, Inc.

By:	/s/ Danny D. Simmons Danny D. Simmons
Executive Vice President
Houston, Texas
June 5, 2007